Exhibit 4.9

                           LOCUS COMPUTING CORPORATION

                             1987 STOCK OPTION PLAN

                            As Adopted August 13,1987
                            As Amended August 4,1994

         1. PURPOSE. This Stock Option Plan ("Plan") is established to provide incentives for selected persons to promote the financial success and progress of Locus Computing Corporation (the "Company") by granting such persons options to purchase shares of stock of the Company.

         2. ADOPTION AND SHAREHOLDER APPROVAL. This Plan shall become effective on the date that it is adopted by the Board of Directors (the "Board") of the Company. This Plan shall be approved by the unanimous written consent of the shareholders or the affirmative vote at a meeting of the holders of a majority of the outstanding shares of the Company within twelve months before or after the date this Plan is adopted by the Board.

         3. TYPES OF OPTIONS AND SHARES. Options granted under this Plan (the "Options") may be either (a) incentive stock options ("ISOs") within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended (the "Code"), or (b) nonqualified stock options ("NQSOs"), as designated at the time of grant. The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of the common stock of the Company.

         4. NUMBER OF SHARES. The maximum number of Shares which may be issued upon exercise of Options granted under this Plan, giving effect to the two-for-one stock split with respect to the Company's Common Stock approved by the Board on May 16, 1989, shall not exceed 3,600,000. Such number of Shares shall be subject to adjustment as provided in this Plan. The number of Shares available for issuance upon exercise of Options granted under this Plan shall be reduced by the number of shares of Common Stock issued under the Company's 1989 Stock Purchase Plan (the "Purchase Plan"). To the extent shares of Common Stock issued under the Purchase Plan are acquired by the Company pursuant to the exercise of the right of repurchase described in Section 7 of the Purchase Plan or the right of first refusal described in Section 8 of the Purchase Plan, the number of Shares available for issuance pursuant to Options granted under this Plan shall be increased. In the event that any outstanding Option for any reason expires or is terminated prior to being exercised in full or any Shares are acquired by the Company pursuant to any right of repurchase or first refusal set forth in a Grant (as hereinafter defined), the Shares allocable to the unexercised portion of such Option or the Shares so acquired by the Company shall be made available for issuance upon exercise of Options under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

         5. ADMINISTRATION. This Plan shall be administered by the Board or by a committee of the Board appointed to administer this Plan (the "Committee"). As used in this plan, references to the Committee shall mean either such Committee or the Board if no committee has been established. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an

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interest in any Option or any Shares purchased pursuant to an Option.

                  (d) Limitations on ISOs. The aggregate fair market value (determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000.

                  (e) Date of Grant. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Grant representing the Option shall be delivered to the Optionee within a reasonable time after the granting of the Option.

         8. EXERCISE OF OPTIONS.

                  (a) Notice. Options may be exercised only by delivery to the Company of a written notice and exercise agreement in a form approved by the Committee, stating the number of Shares being purchased, the restrictions imposed on the Shares and such representations and agreements regarding the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

                  (b) Payment. Payment for the Shares may be made (i) in cash (by check); (ii) by surrender of shares of common stock of the Company having a fair market value equal to the exercise price of the Option; (iii) where permitted by applicable law and approved by the Committee in its sole discretion, by tender of a full recourse promissory note having such terms as may be approved by the Committee, such note to be secured by the Shares being purchased; or (iv) by any combination of the foregoing where approved by the Committee in its sole discretion. Optionees who are not employees or directors of the Company shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares.

                  (c) Withholding, Taxes. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable.

                  (d) Limitations on Exercise. Notwithstanding the exercise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:
                                            (i)   An   Option   shall   not   be
                           exercisable unless such exercise is in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as they are in effect on the date of exercise.

                           (ii)     The Committee may specify a reasonable
minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising

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the full number of Shares as to which the Option is then exercisable.

         9. NONTRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

         10. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a Shareholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends of distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan.

         11. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding shares of common stock of the Company is changed by a stock dividend ,stock split reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to
outstanding Options  and  the   exercise   price  per  share  of  such   Options
shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; provided, however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be ignored.

         12. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue in the employ of the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate the Optionee's employment at any time, with or without cause.

         13. COMPLIANCE WITH LAWS. The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act of 1933, as amended, any required approval by the Commissioner of Corporations of the State of California, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange on which the Shares may be listed. The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration or qualification requirement of any state securities laws or stock exchange.

         14.  RESTRICTIONS  ON SHARES.  At the discretion of the Committee,  the
Company may reserve to itself or its assignee(s) in the Grant (a) a right of first refusal to purchase any Shares that an Optionee (or a subsequent transferee) may propose to transfer to a third party, and (b) a right to repurchase any or all Shares held by an Optionee upon the Optionee's termination of employment or service with the Company or its Parent, Subsidiary or Affiliate of the Company for any reason within a specified time as determined by the Committee at the time of grant at (i) the Optionee's original purchase price;

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(ii) the fair market value of such Shares as determined by the Committee in good faith; or (iii) a price determined by a formula or other provision set forth in the Grant.

         15. ASSIGNMENT OF SHARE REPURCHASE OPTION. The Company shall have the right at any time to assign any applicable repurchase option, whether applicable to vested shares, unvested shares, or otherwise, to one or more persons as may be selected by the Board. In the event that the Company is unable, pursuant to section 500 et seg. of the California Corporations Code, to exercise its repurchase option to repurchase any shares purchased pursuant to an option and if the fair market value of the stock to be repurchased is greater than the repurchase price, the Board may assign such share repurchase option to one or more persons as it may select, provided that the Company shall receive aggregate cash consideration for such assignment equal to or greater than the fair market value of the stock which may be repurchased under such share repurchase option (as determined by the Board) minus the repurchase price of such stock. The requirements of this paragraph 15 regarding the minimum consideration to be received by the Company shall not inure to the benefit of the Optionee whose shares are being repurchased so that failure by the Company to comply with the provisions of this paragraph 15 shall not be available to such Optionee as a defense or otherwise to prevent the repurchase of the Optionee's stock by an assignee of the share repurchase option.

         16. ASSUMPTION OF OPTIONS BY SUCCESSORS. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, a transaction in which 100% of the then outstanding voting stock is sold or otherwise transferred, or the sale of substantially all of the assets of the Company, any or all outstanding Options shall, notwithstanding any contrary terms of the Grant, accelerate and become exercisable in full prior to the consummation of such dissolution, liquidation, merger, sale of stock or sale of assets at such times and on such conditions as the Committee shall determine unless the successor corporation assumes the outstanding Options or substitutes substantially equivalent options. The aggregate fair market value (determined at the time an Option is granted) of ISOs which first become exercisable in the year of such dissolution, liquidation, merger, sale of stock or sale of assets cannot exceed $100,000. Any remaining accelerated options shall be NQSOs.

         17. AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time terminate or amend this Plan in any respect (including, but not limited to, any form of Grant, agreement or instrument to be executed pursuant to this Plan); provided, however, that the Committee shall not, without the approval of the shareholders of the Company, increase the total number of Shares available under this Plan (except by operation of the provisions of this Plan) or change the class of persons eligible to receive Options. In any case, no amendment of this Plan may adversely affect any then outstanding, Options or any unexercised portions thereof without the written consent of the Optionee.

         18. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time within a period of ten years from the date this Plan is adopted by the Board of Directors.